As filed with the Securities and Exchange Commission on May 6, 2010
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________
WEINGARTEN REALTY INVESTORS
 (Exact name of registrant as specified in its charter)

Texas	74-1464203
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008
 (Address of Principal Executive Offices)

WEINGARTEN REALTY INVESTORS 1999 EMPLOYEE SHARE PURCHASE PLAN
(Full title of the plan)
___________________
Andrew M. Alexander
President and Chief Executive Officer
Weingarten Realty Investors
2600 Citadel Plaza Drive, Suite 125
Houston, Texas 77008
(Name and address of agent for service)
(713) 866-6000
 (Telephone number, including area code, of agent for service)
___________________

With copies to:

Bryan L. Goolsby
Gina E. Betts
Locke Lord Bissell & Liddell LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201
(214) 740-8000
___________________

Indicate by check number whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of Registration Fee(1)
Common Shares of Beneficial Interest, par value $0.03 per share	562,500 shares(3)	$22.97	$12,920,625	$922
___________________

(1)	This registration statement registers 562,500 of the registrant's common shares of beneficial interest, par value $0.03 per share, for sale under the registrant's 1999 Employee Share Purchase Plan.

(2)
Estimated solely for the purpose of calculating the registration fee.  Such estimate has been computed in accordance with Rule 457(c) and the third sentence of Rule 457(h)(1) based upon the average of the high and low price of the common shares of beneficial interest of Weingarten Realty Investors as reported on the New York Stock Exchange on May 5, 2010.

(3)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional commons shares of beneficial interest as may be offered or issued as a result of share splits, share dividends, or similar transactions.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*  The documents containing the information specified in Part I of Form S-8 and the statement of availability of information required by Item 2 of Form S-8 and information relating to the Weingarten Realty Investors 1999 Employee Stock Purchase Plan and other information required by Item 2 of Form S-8 have previously been, or will be, sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended.  Such documents are not required to be and are not filed with the  Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Weingarten Realty Investors ("Weingarten") hereby incorporates by reference into this registration statement the following documents filed with the Securities and Exchange Commission (the "SEC").

•	Annual Report on Form 10-K for the year ended December 31, 2009.
•	Our Current Reports on Form 8-K filed April 27, 2010 and May 6, 2010.
•	The description of our common shares of beneficial interest contained in our registration statement on Form 8-A filed March 17, 1988.

Weingarten will not, however, incorporate by reference any document or portions thereof that are not deemed filed with the Commission, including any information furnished pursuant to Item 2.02 or Item 7.01 of its Current Report on Form 8-K unless, and to the extent, specified in such reports.

All documents subsequently filed by Weingarten pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Officers and Directors.

Chapter 8 of the Texas Business Organizations Code empowers a real estate investment trust to indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, or any inquiry or investigation that can lead to such an action, suit or proceeding because the person is or was a governing person, former governing person, officer, employee, agent, or delegate of the real estate investment trust against a judgment and expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding if the person acted in good faith and reasonably believed his conduct was in or not opposed to the best interests of the real estate investment trust and, in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

The Texas Business Organizations Code further provides that, except to the extent otherwise permitted therein, a trust manager may not be indemnified in respect of a proceeding in which the person is found liable for willful or intentional misconduct in the performance of the person's duty to the enterprise, breach of the person's duty of loyalty owed to the enterprise, or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise.  Indemnification is limited to reasonable expenses actually incurred and may not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust.

Section 200.314 of the Texas Real Estate Investment Trust Law provides that no trust manager shall be liable to the real estate investment trust for any act, omission, loss, damage, or expense arising from the performance of his duty to a real estate investment trust, save only for his own willful misfeasance, willful malfeasance or gross negligence.

Article Sixteen of our amended and restated declaration of trust provides that we shall indemnify officers and trust managers, as set forth below:

(a)
We shall indemnify, to the extent provided in our bylaws, every person who is or was serving as our or our corporate predecessor's director, trust manager or officer and any person who is or was serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person in connection with any proceeding in which he was, is, or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being made a defendant or respondent, by reason, in whole or in part, of his holding or having held a position named above in this paragraph.

(b)
If the indemnification provided in paragraph (a) is either (i) insufficient to cover all costs and expenses incurred by any person named in such paragraph as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named in such paragraph or (ii) not permitted by Texas law, we shall indemnify, to the fullest extent that indemnification is permitted by Texas law, every person who is or was serving as our or our corporate predecessor's director, trust manager or officer and any person who is or was serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being made a defendant or respondent, by reason, in whole or in part, of his holding or having held a position named above in this paragraph.

Our bylaws provide that we may indemnify any trust manager or officer who was, is or is threatened to be made a party to any suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, because the person is or was serving as our trust manager, officer, employee or agent, or is or was serving at our request  in the same or another capacity in another corporation or business association, against judgments, penalties, fines, settlements and reasonable expenses actually incurred if it is determined that the person:  (1) conducted himself in good faith; (2) reasonably believed that, in the case of conduct in his official capacity, his conduct was in our best interests, and that, in all other cases, his conduct was at least not opposed to our best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful;  provided that, if the person is found liable to us, or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (A) is limited to reasonable expenses actually incurred by the person in connection with  the proceeding and (B) will not be made in respect of any proceeding in which the person shall have been found liable to us for willful or intentional misconduct in the performance of his duty.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

The following are filed as exhibits to this registration statement:

Exhibit No.  Description

3.1	Amended and Restated Declaration of Trust, as amended (filed as Exhibit 3.1 to our Registration Statement on Form S-3 (No. 33-49206) and incorporated herein by reference).

3.2	Amendment to the Restated Declaration of Trust (filed as Exhibit 3.2 to our Registration Statement on Form 8-A filed January 19, 1999 and incorporated herein by reference).
3.3	Second Amendment to the Restated Declaration of Trust (filed as Exhibit 3.3 to our Registration Statement on Form 8-A filed January 19, 1999 and incorporated herein by reference).
3.4	Third Amendment to the Restated Declaration of Trust (filed as Exhibit 3.4 to our Registration Statement on Form 8-A filed January 19, 1999 and incorporated herein by reference).
3.5
Fourth Amendment of the Restated Declaration of Trust dated April 28, 1999 (filed as Exhibit 3.5 to our Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

3.6
Fifth Amendment of the Restated Declaration of Trust dated April 20, 2001 (filed as Exhibit 3.6 to our Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

3.7	Amended and Restated Bylaws (filed as Exhibit 3.2 to our Registration Statement on Form S-3 (No. 33-49206) and incorporated herein by reference).
4.1	Form of common share certificate (filed as Exhibit 4.1 to our Registration Statement on Form S-3 (No. 333-104559) and incorporated herein by reference).
4.2	1999 WRI Employee Stock Purchase Plan (filed as Exhibit 10.6 to WRI’s Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference).
*5.1	Opinion of Locke Lord Bissell & Liddell LLP as to the legality of the securities being registered.
*23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1 hereto).
23.3	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 8.1 hereto).
24.1	Power of Attorney (included on signature page).
_______________
* Filed herewith.

Item 9.	Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Weingarten pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)           That, for purposes of determining any liability under the Securities Act, each filing of Weingarten's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Weingarten pursuant to the foregoing provisions, or otherwise, Weingarten has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Weingarten of expenses incurred or paid by a director, officer or controlling person of Weingarten in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Weingarten will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(Signatures Page Follow)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 6th day of May, 2010.

                                 WEINGARTEN REALTY INVESTORS

By:	/s/ Andrew M. Alexander
Andrew M. Alexander, President and Chief
Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew M. Alexander, Stanford Alexander and Stephen C. Richter, and each of them, with the full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement, and any or all amendments thereto (including, without limitation, post-effective amendments), any subsequent Registration Statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and any amendments thereto and to fill the same, with all exhibits  and schedules thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
By:	/s/ Andrew M. Alexander	President, Chief Executive Officer and Trust Manager	May 6, 2010
Andrew M. Alexander

By:	/s/ Stanford Alexander	Chairman of the Board and Trust Manager	May 6, 2010
Stanford Alexander

By:	/s/ James W. Crownover	Trust Manager	May 6, 2010
James W. Crownover

By:	/s/ Robert J. Cruikshank	Trust Manager	May 6, 2010
Robert J. Cruikshank

By:	/s/ Melvin A. Dow	Trust Manager	May 6, 2010
Melvin A. Dow

	Signature	Title	Date
By:	/s/ Stephen A. Lasher	Trust Manager	May 6, 2010
Stephen A. Lasher

By:	/s/ Stephen C. Richter	Executive Vice President and Chief Financial Officer	May 6, 2010
Stephen C. Richter

By:	/s/ Douglas W. Schnitzer	Trust Manager	May 6, 2010
Douglas W. Schnitzer

By:	/s/ C. Park Shaper	Trust Manager	May 6, 2010
C. Park Shaper

By:	/s/ Marc J. Shapiro	Trust Manager	May 6, 2010
Marc J. Shapiro

By:	/s/ Joe D. Shafer	Senior Vice President and Chief Accounting Officer	May 6, 2010
Joe D. Shafer

EXHIBIT INDEX
Exhibit
Number
3.1	Amended and Restated Declaration of Trust, as amended (filed as Exhibit 3.1 to our Registration Statement on Form S-3 (No. 33-49206) and incorporated herein by reference).
3.2	Amendment to the Restated Declaration of Trust (filed as Exhibit 3.2 to our Registration Statement on Form 8-A filed January 19, 1999 and incorporated herein by reference).
3.3	Second Amendment to the Restated Declaration of Trust (filed as Exhibit 3.3 to our Registration Statement on Form 8-A filed January 19, 1999 and incorporated herein by reference).
3.4	Third Amendment to the Restated Declaration of Trust (filed as Exhibit 3.4 to our Registration Statement on Form 8-A filed January 19, 1999 and incorporated herein by reference).
3.5
Fourth Amendment of the Restated Declaration of Trust dated April 28, 1999 (filed as Exhibit 3.5 to our Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

3.6
Fifth Amendment of the Restated Declaration of Trust dated April 20, 2001 (filed as Exhibit 3.6 to our Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

3.7	Amended and Restated Bylaws (filed as Exhibit 3.2 to our Registration Statement on Form S-3 (No. 33-49206) and incorporated herein by reference).
4.1	Form of common share certificate (filed as Exhibit 4.1 to our Registration Statement on Form S-3 (No. 333-104559) and incorporated herein by reference).
4.2	1999 WRI Employee Stock Purchase Plan (filed as Exhibit 10.6 to WRI’s Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference).
*5.1	Opinion of Locke Lord Bissell & Liddell LLP as to the legality of the securities being registered.
*23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1 hereto).
23.3	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 8.1 hereto).
24.1	Power of Attorney (included on signature page).
_______________
* Filed herewith.